Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-299917

PROSPECTUS SUPPLEMENT
(to Prospectus Dated November 9, 2026)

$430,000,000 6.250% Notes due 2033

We are offering $430,000,000 aggregate principal amount of 6.250% notes due 2033 (the “Notes”). Interest on the Notes is payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2027. The Notes will mature on December 15, 2033. We may redeem some or all of the Notes, at any time and from time to time, at our option at the redemption price calculated as described in this prospectus supplement. See “Description of Notes — Optional Redemption” in this prospectus supplement. If a change of control triggering event occurs with respect to the Notes, we will be required to offer to purchase all of the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date. See “Description of Notes — Change of Control” in this prospectus supplement.

The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be initially issued in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange.

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Investing in the Notes involves risks. You should read carefully the entire accompanying prospectus and this prospectus supplement and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Us(1)
Per Note	99.482%	0.625%	98.857%
Total	$427,772,600	$2,687,500	$425,085,100

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(1)      Plus accrued interest, if any, from November 24, 2026, if settlement occurs after that date. See “Underwriting (Conflicts of Interest) — Extended Settlement.”

We expect the Notes to be delivered in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about November 24, 2026, which is the ninth U.S. business day following the date of this prospectus supplement (such settlement being referred to as “T+9”). See “Underwriting (Conflicts of Interest) — Extended Settlement.”

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Joint Book-Running Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities
BNP PARIBAS	Goldman Sachs & Co. LLC	HSBC
PNC Capital Markets LLC	Scotiabank	Deutsche Bank Securities

The date of this prospectus supplement is November 10, 2026.

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us to which we have referred you, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Unless the context indicates otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” the “Company” and “Envista” refer to Envista Holdings Corporation, our consolidated subsidiaries or to all of them taken as a whole.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are each part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time offer and sell to the public any or all of the debt securities described in the registration statement in one or more offerings.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information; Incorporation by Reference.” The second part is the accompanying prospectus dated November 9, 2026. The accompanying prospectus gives more general information, some of which may not apply to this offering.

Generally, when we refer to the “prospectus supplement,” we are referring to both parts combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain, and any free writing prospectus that we may provide to you in connection with this offering may contain, “forward-looking statements” as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement, any accompanying free writing prospectus, and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “would”, “intends”, “suggests”, “appears”, “estimates”, “projects”, “should” and similar expressions, whether in the negative or affirmative. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of the Company, including, and without limitation:

•        conditions in the U.S. and global economy;

•        the impact of inflation and increasing interest rates;

•        slower economic growth or recession;

•        international economic, political, legal, compliance and business factors;

•        the markets served by us and the financial markets;

•        the impact of our debt obligations on our operations and liquidity;

•        developments and uncertainties in trade policies and regulations, including tariffs or other impositions on imported goods;

•        contractions or growth rates and cyclicality of markets we serve;

•        risks relating to product manufacturing;

•        commodity costs and surcharges;

•        our ability to adjust purchases and manufacturing capacity to reflect market conditions;

•        reliance on sole or limited sources of supply;

•        disruptions relating to war (including supply chain disruptions), terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events;

•        security breaches or other disruptions of our information technology systems or violations of data privacy laws;

•        security breaches or other disruptions affecting our external information technology contractors, vendors or other service providers;

•        our growing use of artificial intelligence systems to automate processes and analyze data;

•        fluctuations in inventory of our distributors and customers;

•        loss of a key distributor;

•        our relationships with and the performance of our channel partners;

•        competition;

•        our ability to develop and successfully market new products and services;

•        our ability to attract, develop and retain our key personnel;

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•        the potential for improper conduct by our employees, agents or business partners;

•        our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry);

•        the results of our clinical trials and perceptions thereof;

•        penalties associated with any off-label marketing of our products;

•        modifications to our products that require new marketing clearances or authorizations;

•        our ability to effectively address cost reductions and other changes in the health care industry;

•        our ability to successfully identify and consummate appropriate acquisitions and strategic investments;

•        our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions;

•        contingent liabilities relating to acquisitions, investments and divestitures;

•        our ability to adequately protect our intellectual property;

•        the impact of our restructuring activities on our ability to grow;

•        risks relating to impairment charges for our goodwill and intangible assets;

•        changes in accounting standards and subjective assumptions, estimates and judgments by management;

•        currency exchange rates;

•        changes in tax laws applicable to multinational companies;

•        litigation and other contingent liabilities including intellectual property and environmental, health and safety matters;

•        risks relating to product, service or software defects;

•        the impact of regulation on demand for our products and services;

•        labor matters; and

•        other risks and uncertainties set forth under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our other reports filed with the SEC.

The risks included here are not exhaustive. Refer to “Risk Factors” beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026, as updated by future filings with the SEC, for further discussion regarding our exposure to risks. You should be aware that any forward-looking statement we make in this prospectus supplement and any free writing prospectus or the documents incorporated by reference herein or therein or elsewhere speaks only as of the date on which we make it. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements made in this prospectus supplement and any free writing prospectus, the documents incorporated by reference herein or therein or elsewhere. You should not place undue reliance on these forward-looking statements. All forward-looking statements are expressly qualified in their entirety by the risk factors and other cautionary statements in this prospectus supplement and incorporated by reference herein. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Envista files annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information filed separately with the SEC and that such information will be regarded as an important part of this prospectus supplement. We encourage you to read the SEC filings incorporated by reference into this prospectus supplement before investing in any of our securities. Envista’s filings with the SEC and any amendments to those filings are available free of charge on the Investors subpage of our website, located at https://investors.envistaco.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, unless otherwise indicated therein):

•        Envista’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•        the portions of Envista’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026, that are incorporated by reference into Part III of Envista’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•        Envista’s Quarterly Reports on Form 10-Q for the quarters ended April 3, 2026, July 3, 2026 and October 2, 2026, filed with the SEC on May 6, 2026, August 5, 2026 and November 4, 2026, respectively; and

•        Envista’s Current Reports on Form 8-K filed with the SEC on May 21, 2026, June 3, 2026 and August 19, 2026 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

We also incorporate by reference the information contained in any future filings made by Envista with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until this offering is terminated (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus supplement.

You may also obtain a copy of these filings at no cost by writing Envista at the following address:

Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Attention: Investor Relations
Telephone: (714) 817-7000

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The registration statement containing the prospectus and prospectus supplement, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and prospectus supplement. The registration statement is available at the SEC’s website above.

We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the prospectus, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it may not contain all of the information you should consider in making your investment decision. To understand all of the terms of this offering and for a more complete understanding of our business, you should carefully read this entire prospectus supplement and the accompanying prospectus, particularly the sections entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026, as updated by our other filings with the SEC, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS and Kerr, united by a shared purpose: to partner with professionals to improve lives. We help our customers deliver the best possible patient care through industry-leading products, solutions and technology. Our comprehensive portfolio, including dental implants and treatment options, orthodontics and digital imaging technologies, covers a wide range of dentists’ clinical needs for diagnosing, treating and preventing dental conditions as well as improving the human smile. We further support the dental community with leading solutions in restoratives, endodontics, rotary, infection prevention and loupes. We were formed in 2018 as a wholly-owned subsidiary of Danaher Corporation and, in 2019, we completed our initial public offering and separated from Danaher Corporation.

We serve dental professionals in over 130 countries through one of the largest commercial organizations in the dental products industry and through our distribution partners. In 2025, we generated total sales of $2.7 billion, of which approximately 85% were derived from sales of consumable products, services and spare parts. Our business is operated through two segments: Specialty Products & Technologies, which is comprised of our Dental Implant Solutions and Orthodontic Solutions businesses, and Equipment & Consumables, which is comprised of our Diagnostic and Consumables Solutions businesses.

Our principal executive offices are located at 200 S. Kraemer Blvd., Building E, Brea, California 92821. The telephone number of our principal executive offices is (714) 817-7000. Our website is www.envistaco.com. We have included our website address in this prospectus supplement solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

Additional information about Envista is included in our reports and other documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference.”

Credit Agreement

Concurrently with the closing of this offering and in connection with the contemplated repayment of our $430.0 million U.S. dollar denominated senior unsecured term loan facility (the “2028 Term Loan”), we expect to enter into a credit agreement, by and among Envista Holdings Corporation, the lenders and issuing banks from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Credit Agreement”) pursuant to which we will establish a five-year €350 million senior unsecured term loan facility (the “Euro Term Loans”) and a five-year, $750 million senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility” and, together with the Euro Term Loans, the “Debt Facilities”). The Debt Facilities will refinance and replace in their entirety Envista’s existing €350.0 million term loan facility and $750.0 million senior revolving credit facility. We refer to the credit facilities under the Credit Agreement as the “Credit Facilities.” The repayment of the 2028 Term Loan is contingent upon the closing of this offering.

The Offering

The following summary contains basic information about the Notes and is not intended to be complete. It may not contain all of the information that is important to you. Certain terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, see “Description of Notes” in this prospectus supplement.

Issuer	Envista Holdings Corporation
Securities Offered	$430,000,000 aggregate principal amount of 6.250% notes due 2033.
Maturity Date	December 15, 2033.
Interest Rate	6.250%, accruing from the issue date.
Interest Payment Dates	June 15 and December 15, beginning on June 15, 2027.
Ranking

The Notes will be our senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the Notes. The Notes will be senior to any of our future subordinated indebtedness and will rank junior to all of our existing and future secured indebtedness, and other secured liabilities, if any, to the extent of the value of the assets securing such indebtedness and liabilities. The Notes also will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables.

Optional Redemption

Prior to the Par Call Date (as defined below), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to their principal amount plus a “make-whole premium,” as described in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the redemption date. On or after the Par Call Date, we may, at our option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date.

The redemption prices are described under “Description of Notes — Optional Redemption” in this prospectus supplement.

For purposes hereof, “Par Call Date” means October 15, 2033 (the date that is two months prior to the maturity of the Notes).

Change of Control

If a change of control triggering event occurs with respect to the Notes, unless we have exercised our option to redeem the Notes described above, we will be required to offer to purchase all of the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date. See “Description of Notes — Change of Control” in this prospectus supplement.

Form and Denomination

The Notes will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except in the limited circumstances described under “Description of Notes — Book-Entry; Delivery and Form; Global Note.”

The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Covenants

The indenture governing the Notes provides for certain limitations on our ability and the ability of certain of our subsidiaries to (1) create liens on the capital stock or indebtedness of any subsidiary or certain property and (2) enter into sale and leaseback transactions.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $421.1 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, together with cash on hand, (i) to repay the 2028 Term Loan and (ii) for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest

We intend to use the net proceeds of this offering, together with cash on hand, to repay the 2028 Term Loan, of which $430.0 million aggregate principal amount was outstanding as of October 2, 2026. Certain of the underwriters (or their affiliates) may be lenders under the 2028 Term Loan and may receive a portion of the proceeds from this offering. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriter would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121.

Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the Notes are investment grade-rated by one or more nationally recognized statistical rating agencies. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Trustee	Wilmington Trust, National Association
Governing Law	State of New York.
Further Issuances

We may from time to time, without notice to or the consent of the holders or beneficial owners of the Notes, create and issue additional Notes having the same ranking and the same interest rate, maturity, and other terms as the Notes. Any additional Notes having such similar terms, together with the Notes, would generally be considered part of the same series of Notes under the indenture; provided that if the additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the additional Notes will have one or more separate CUSIP numbers. See “Description of Notes — General” in this prospectus supplement.

Risk Factors

You should carefully consider the information under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026, as updated by our other filings with the SEC, before deciding to invest in the Notes.

RISK FACTORS

An investment in the Notes is subject to risk. Before you decide to invest in the Notes, you should consider the risk factors below. You also should consider the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026, as updated by our other filings with the SEC incorporated by reference in this prospectus supplement.

Risks Related to the Notes and this Offering

We have incurred indebtedness, which may limit our financial flexibility.

As of October 2, 2026, we had approximately $1.4 billion aggregate principal amount of debt outstanding, of which $0.9 billion is subject to variable rates of interest. This amount of indebtedness and our debt service requirements may limit our financial flexibility to access additional capital (at reasonable rates or at all) and make capital expenditures and other investments in our business, to withstand economic downturns and interest rate increases, to plan for or react to changes in our business and our industry, and to comply with the financial and other covenants of our debt instruments. Further, our ability to comply with these financial and other covenants may be affected by changes in economic or business conditions or other events that are beyond our control. If we do not comply with these covenants, we may be required to take actions such as reducing or delaying capital expenditures, reducing or eliminating dividends or stock repurchases, selling assets, restructuring or refinancing all or part of our existing debt, or seeking additional equity capital.

We are able to incur substantially more debt, which could exacerbate the risks associated with our indebtedness.

We and our subsidiaries are able to incur substantial additional indebtedness in the future. The Notes and the existing terms of our other debt do not prohibit us or our subsidiaries from incurring significant additional indebtedness in the future, subject to maintenance of certain financial covenants in our Credit Facilities. The incurrence of additional debt by us may have important consequences for noteholders, including by making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in market value of the Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

The indenture governing the Notes contains only very limited negative covenants, and does not contain any financial covenants. The limitation on liens and sale/leaseback covenants does not currently apply to us since we and our subsidiaries do not have any principal properties. Even if we or our subsidiaries were to have any principal properties in the future, these covenants contain exceptions that would allow us and our subsidiaries to grant liens or security interests with respect to most of our and their assets, rendering the holders of the Notes structurally subordinated to indebtedness of our subsidiaries and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The indenture governing the Notes contains only very limited negative covenants and does not contain any financial covenants. The limitation on liens and sale/leaseback covenants does not currently apply to us since we and our subsidiaries do not have any principal properties, and we and our subsidiaries may never have any such properties. Even if we or our subsidiaries were to have any principal properties in the future, these covenants would not cover the majority of our consolidated assets, including any properties that are not principal properties. We are not restricted under the indenture from granting liens or security interests with respect to assets that are not subject to these covenants, and we are not required to provide similar liens or security interests to the holders of the Notes. Exceptions within the limitation on liens covenant would allow us and our subsidiaries to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings.

We conduct a portion of our operations through our subsidiaries.

We conduct a portion of our operations through subsidiaries, which generate a portion of our operating income and cash. As a result, distributions or advances from our subsidiaries are a source of funds that may be necessary to meet our debt service and other obligations, including our obligations with respect to the Notes. Dividends, loans or other distributions to us from our subsidiaries may be subject to contractual provisions, laws, or regulations, as well as any subsidiary’s financial condition and operating requirements. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the Notes would be impaired.

Our subsidiaries will not guarantee the Notes and assets of our subsidiaries may not be available to make payments on the Notes. Your right to receive payment on the Notes will be structurally subordinated to the liabilities of our subsidiaries.

None of our subsidiaries will guarantee, or be required to guarantee, the Notes. Payments on the Notes will only be required to be made by us and not our subsidiaries. Further, many of our subsidiaries have liabilities. Accordingly, you cannot rely on our subsidiaries to make any payments on the Notes directly to you or to make sufficient distributions to us to enable us to satisfy our obligations to you under the Notes. Creditors of our subsidiaries (including trade creditors) generally will be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the Notes will be structurally subordinated to the prior payment of all of the debts and other liabilities (including trade payables) of our subsidiaries. This means that holders of the Notes will have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries. If any or all of our subsidiaries become the subject of a bankruptcy, liquidation or reorganization, the creditors of the subsidiary or subsidiaries, including debt holders, must be paid in full out of the subsidiary’s or subsidiaries’ assets before any monies may be distributed to us as the holder of the equity in the subsidiary or subsidiaries. The indenture governing the Notes does not limit our subsidiaries’ ability to incur or guarantee additional indebtedness or other liabilities or equity interests that have priority over our interests in the subsidiaries, all of which would be structurally senior to the Notes. As of October 2, 2026, our subsidiaries had approximately $1.1 billion of liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles in the United States (“GAAP”)) to which the Notes would have been structurally subordinated.

We may not be able to purchase the Notes if we experience a change of control triggering event.

If we experience a change of control triggering event, we will be required to offer to purchase each holder’s Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the purchase date. If such a change of control triggering event occurs, we may not have sufficient financial resources to purchase all of the Notes that holders tender to us in connection with a change of control offer. Any future debt agreements may contain similar provisions. Our failure to purchase the Notes as required under the indenture governing the Notes would be a default, which could have material adverse consequences for us. See “Description of Notes — Change of Control” in this prospectus supplement.

The terms of the Notes will not protect you in the event of highly leveraged transactions or a change of control.

The terms of the Notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you unless such change of control also constitutes a change of control triggering event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. If any such transaction were to occur, the value of your Notes could decline.

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur.

The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will effectively rank junior to our secured indebtedness from time to time outstanding to the extent of the value of the assets securing such indebtedness. As of the date of this prospectus supplement, we have no secured indebtedness outstanding.

In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt, if any, may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the Notes. Holders of the Notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Notes then outstanding would remain unpaid.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. The underwriters, however, are not obligated to make a market in the Notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the Notes will develop or, if developed, that such a market will continue. In addition, subsequent to their initial issuance, the Notes may trade at a discount to their initial offering price, depending upon many factors, including prevailing interest rates, the then-current ratings assigned to the Notes and the market for similar debt securities, our performance and other factors. Other factors being equal, an increase in prevailing interest rates will result in a decline in the market price of the Notes. If no active trading market develops, you may be unable to resell the Notes at any price or at their fair market value.

Ratings of the Notes may not reflect all risks of your investments in the Notes and may change and affect the market price and marketability of the Notes.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are not a recommendation to buy, sell or hold any security, are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as future acquisitions. Holders of the Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Notes.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value. Consequently, if you purchase Notes in this offering and market interest rates increase, the market value of the Notes may decline. We cannot predict the future level of market interest rates.

Redemption prior to maturity may adversely affect your return on the Notes.

Since the Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. If we were to do so, you generally would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed. See “Description of Notes — Optional Redemption” in this prospectus supplement.

The terms and conditions of the Credit Agreement have not been finalized.

The Credit Agreement has not been finalized, and we expect that the Credit Agreement will not be entered into until substantially concurrently with the closing of this offering. Our entry into the Credit Agreement is subject to market conditions, and we cannot assure you that the Credit Agreement will be completed in the manner, on the terms or on the timetable described herein, or at all. Future changes in market conditions may result in less favorable terms for the Credit Facilities and any changes to the terms of the Credit Facilities may increase our interest expense and adversely affect our business. The expected terms of the Credit Facilities described in this prospectus supplement could also change in a way that increases our indebtedness or makes it easier to incur debt in the future.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $421.1 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, together with cash on hand, (i) to repay the 2028 Term Loan and (ii) for general corporate purposes.

As of October 2, 2026, we had $430.0 million of outstanding borrowings under the 2028 Term Loan, which has a maturity date of August 31, 2028, subject to an earlier maturity date of 91 days prior to the maturity date of our convertible senior notes due 2028, if more than $250.0 million of such notes are outstanding at that time. Borrowings under the 2028 Term Loan bore interest at a rate of 5.25% per annum as of October 2, 2026.

As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade-rated securities. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF NOTES

The 6.250% Notes due 2033 (the “Notes”) will be issued under an indenture dated November 24, 2026, as supplemented by a first supplemental indenture dated November 24, 2026, each between the Company and Wilmington Trust, National Association, as trustee. We refer to this indenture, as so supplemented, as the “indenture.” The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As used in this “Description of Notes,” the terms the “Company,” “we,” “our,” “us,” “Envista” and other similar references refer only to Envista Holdings Corporation and not to any of its subsidiaries.

General

The Notes will be initially limited to $430,000,000 aggregate principal amount and will mature and become due and payable, together with any accrued and unpaid interest thereon, on December 15, 2033.

We may from time to time, without notice to or the consent of the holders or beneficial owners of the Notes, create and issue additional Notes having the same ranking and the same interest rate, maturity, and other terms as the Notes. Any additional Notes having such similar terms, together with the Notes, would generally be considered part of the same series of Notes under the indenture; provided that if the additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the additional Notes will have one or more separate CUSIP numbers.

The Notes will bear interest at a rate of 6.250% per annum until maturity. Interest will be payable semiannually on June 15 and December 15 of each year, beginning on June 15, 2027. Interest on the Notes will be paid to holders of record of the Notes at the close of business on June 1 or December 1, whether or not a Business Day, immediately before the applicable interest payment date. The amount of interest payable on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes will be initially issued in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If any interest payment date or the maturity date of the Notes is not a Business Day, then the related payment of interest and/or principal payable on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue in respect of the delay.

Ranking

The Notes will be our senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, including our 1.75% Convertible Notes due 2028 (the “Convertible Notes”), and senior in right of payment to any of our future subordinated indebtedness.

The Notes will be effectively subordinated to all of our existing and future secured indebtedness, and other secured liabilities, if any, to the extent of the value of the assets securing such indebtedness and liabilities. The indenture limits the amount of secured indebtedness that we or our Subsidiaries (as defined below) may incur pursuant to the covenant described under the heading “— Limitation on Liens.” This covenant is subject to important exceptions described under such heading and under “Risk Factors — Risks Related to the Notes and this Offering.” As of October 2, 2026, we had $500.2 million principal amount of Convertible Notes outstanding and we had no secured debt outstanding.

We conduct a portion of our operations through Subsidiaries, which generate a portion of our operating income and cash. As a result, distributions or advances from our Subsidiaries are a source of funds that may be necessary to meet our debt service and other obligations. Contractual provisions, laws, or regulations, as well as any Subsidiary’s financial condition and operating requirements, may limit our ability to obtain cash required to service our debt obligations, including making payments on the Notes.

The Notes will be structurally subordinated to all existing and future obligations of our Subsidiaries, including claims with respect to trade payables. This means that holders of the Notes will have a junior position to the claims of creditors of our direct and indirect Subsidiaries on the assets and earnings of such Subsidiaries.

The indenture does not limit the amount of debt that our Subsidiaries are permitted to incur. As of October 2, 2026, our Subsidiaries had approximately $1.1 billion of liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such Subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated.

Optional Redemption

Prior to the Par Call Date (as defined below), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)     (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable Notes to be redeemed discounted to the redemption date (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, less (b) interest accrued to the redemption date, and

(ii)    100% of the principal amount of the Notes to be redeemed,

plus, in each case, any accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date.

The following terms are relevant to the determination of the redemption price of the Notes.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or, with respect to any payment on the Notes, a place of payment, are authorized or required by law, regulation, or executive order to close.

“Par Call Date” means October 15, 2033 (the date that is two months prior to the maturity of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no

United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee under the indenture governing the Notes will have no duty to calculate or verify our calculation of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of the Notes to be redeemed with a copy to the trustee.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent, and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied. We will provide written notice to the trustee and the holders prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed.

Change of Control

If a Change of Control Triggering Event occurs with respect to the Notes, unless we have exercised our option to redeem the Notes as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in such Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to but not including the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed (or otherwise delivered in accordance with the applicable procedures of the depositary) to holders of the Notes with a copy to the trustee and the paying agent describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of the depositary) or, if the notice is mailed (or otherwise delivered) prior to the Change of Control, no earlier than 10 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed (or otherwise delivered) prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•        accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•        deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•        deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all Notes properly tendered and not withdrawn under its offer in accordance with such requirements. In addition, we will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply in all material respects, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase Notes upon a Change of Control Triggering Event in accordance with the indenture, modified as necessary by us in good faith to permit compliance with any such law or regulation.

“Change of Control” means the occurrence of any of the following: (1) any “person” or “group” is or becomes (by way of merger or consolidation or otherwise) the “beneficial owner,” directly or indirectly, of shares of our Voting Stock representing 50% or more of the total voting power of all outstanding classes of our Voting Stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and of our Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our Subsidiaries; or (3) the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the indenture). Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, and (b) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any consent or veto power in connection with the acquisition or disposition of Voting Stock or under any contract will not cause a party to be a “beneficial owner.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (as defined below).

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below), BBB- (or the equivalent) by S&P (as defined below) and BBB- (or the equivalent) by Fitch or the equivalent investment grade credit rating from any additional rating agency or Rating Agencies (as defined below) selected by us.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Rating Agencies” means each of Fitch, Moody’s and S&P, so long as such entity makes a rating of the Notes publicly available; provided, however, if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, the Company shall be allowed to designate a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement agency for the agency that ceased to make such a rating publicly available. For the avoidance of doubt, failure by the Company to pay rating agency fees to make a rating of the Notes shall not be a “reason outside of the control of the Company” for the purposes of the preceding sentence.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies (or if there is only one Rating Agency, by such Rating Agency) and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies (or if there is only one Rating Agency, by such Rating Agency), on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company that the reduction was the result, at least in part, of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance, or other disposition of “all or substantially all” of our assets and the assets of our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of the sale, lease, transfer, conveyance, or other disposition of less than all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our Subsidiaries) may be uncertain.

Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Limitation on Liens

Other than as provided in this section or as provided under “— Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Subsidiary of ours to, create or assume any Indebtedness (as defined below) secured by any Lien (as defined below) on any of our or their respective Principal Properties (as defined below) unless the Notes are secured by such Lien (as defined below) on such Principal Properties and except for Liens that are Permitted Liens, equally and ratably with, or prior to, the Indebtedness secured by such Lien (together with, if we shall so determine, any of our other Indebtedness ranking equally with the Notes, it being understood that for purposes hereof, Indebtedness which is secured by a Lien and Indebtedness which is not so secured shall not, solely by reason of such Lien, be deemed to be of different ranking) for so long as such other Indebtedness shall be so secured. This restriction does not apply to Indebtedness that is secured by:

(1)    Liens existing as of the initial issue date of the Notes;

(2)    Liens securing only the Notes;

(3)    Liens on property or shares of stock in respect of Indebtedness or any other obligations of a Person existing at the time such Person becomes a Subsidiary of ours or is merged into or consolidated with, or its assets are acquired by, us or any Subsidiary of ours, or within 120 days thereafter (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien extends only to such property thereon and the Indebtedness so secured is not increased;

(4)    Liens to secure Indebtedness incurred for the purpose of all or any part of a property’s purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (a) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such property’s purchase price or cost, (b) such Lien does not extend to or cover any other property other than the property so purchased, constructed, or on which such additions, repairs, alterations, or other improvements were so made and (c) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations, or other improvements and the full operation of such property thereafter;

(5)    Liens in favor of the U.S. or any state thereof or other political subdivision, or any agency or instrumentality of any of the foregoing, to secure certain payments pursuant to any contract or statute;

(6)    Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP;

(7)    title exceptions, easements, licenses, leases, and other similar Liens imposed by law or arising in the ordinary course of business and that do not materially impair the use of the property subject thereto;

(8)    Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions, and other social security benefits or similar legislation;

(9)    Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

(10)  warehousemen’s, materialmen’s, carrier’s, landlord’s, and other similar Liens for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP;

(11)  Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance, or other obligations of a like nature incurred in the ordinary course of business;

(12)  Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

(13)  Liens arising out of conditional sale, title retention, consignment, or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;

(14)  Liens in our favor or the favor of any of our Subsidiaries; or

(15)  extensions, renewals or replacements of the Liens referred to in clauses (1) to (14) immediately above and under “— Exempted Liens and Sale and Leaseback Transactions” so long as the principal amount of the secured Indebtedness is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and for the avoidance of doubt could have been secured) by the Lien so extended, renewed or replaced.

The Liens referred to in (1) through (15) are referred to as “Permitted Liens.”

Notwithstanding the foregoing, any Liens securing the Notes granted pursuant to this section or as provided under “— Exempted Liens and Sale and Leaseback Transactions” shall be limited to Principal Properties and be automatically released and discharged upon the release by all holders of the Indebtedness secured by the Lien giving rise to the Lien securing the Notes (including any deemed release upon payment in full of all obligations under such Indebtedness), or, with respect to any particular Principal Property, upon any sale, exchange or transfer of such Principal Property to any Person that is not an affiliate of us.

Limitation on Sale and Leaseback Transactions

Other than as provided under “— Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any of our Subsidiaries to, enter into any Sale and Leaseback Transaction (as defined below) with respect to any of our or their respective Principal Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless:

(1)    such transaction was entered into prior to the initial issue date of the Notes;

(2)    such transaction was for the sale and leasing back to us of any property by one of our Subsidiaries or was for the sale and leasing back of any property between Subsidiaries;

(3)    we or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Debt (as defined below) with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to the first paragraph of “— Limitation on Liens” above;

(4)    the lease is for a period not in excess of five years, including renewal rights; or

(5)    we or the Subsidiary, prior to or within 270 days after the sale of such property in connection with the Sale and Leaseback Transaction is completed, apply the net cash proceeds of the sale of the property leased to:

(a)     the retirement of the Notes or debt of ours ranking equally with the Notes or to the retirement of any debt of a Subsidiary of ours, or

(b)    the acquisition of another Principal Property.

Exempted Liens and Sale and Leaseback Transactions

Notwithstanding the restrictions described under the headings “— Limitation on Liens” or “— Limitation on Sale and Leaseback Transactions,” we or any Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed the greater of (i) $475 million and (ii) 10% of Consolidated Net Assets (as defined below):

(1)    the outstanding Indebtedness secured by such Liens (not including any Liens otherwise permitted under “— Limitation on Liens” which amount does not include any Liens permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions”); plus

(2)    all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions otherwise permitted under “— Limitation on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions”), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Subsidiary of ours.

Events of Default

The term “event of default” in respect of the Notes means any of the following:

(1)    default in the payment of any installment of interest on such Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days or more;

(2)    default in the payment of the principal, or premium, if any, on such Notes as and when the same shall become due and payable either at maturity, upon optional redemption as set forth under “— Optional Redemption,” upon required repurchase as set forth under “— Change of Control,” by declaration or otherwise;

(3)    default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture or indenture governing the Notes (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 30% in aggregate principal amount of the Notes (together with any other applicable series of debt securities affected that is then outstanding (all such series voting together as a single class)) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such officer’s certificate, supplemental indenture or indenture;

(4)    (a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of Envista (other than Indebtedness of Envista owing to any of its Subsidiaries) outstanding in an amount in excess of the greater of (i) $250.0 million and (ii) 5% of Consolidated Total Assets and continuance of this failure to pay or (b) a default on any Indebtedness of Envista (other than Indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of the greater of (i) $250.0 million and (ii) 5% of Consolidated Total Assets without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after such failure to pay or acceleration, as applicable; provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

(5)    certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any of our Significant Subsidiaries have occurred.

For the avoidance of doubt, the failure by us to purchase Notes tendered for purchase following the occurrence of a Change of Control Triggering Event in accordance with the covenant set forth under “— Change of Control” shall constitute an event of default pursuant to clause (2) above.

If an event of default (other than any default described in clause (5) that occurs with respect to us but not any Significant Subsidiary) above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, the trustee or the holders of not less than 30% in aggregate principal amount of the Notes (or other debt securities issued under the indenture) that is then outstanding (each such series voting together as a single class) by notice in writing to us (and to the trustee if given by holders) may declare the entire principal of all such outstanding Notes (or other debt securities), together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. A court of competent jurisdiction shall have the power to stay any cure period under the indenture in the event of litigation regarding whether a default or event of default has occurred.

If an event of default described in clause (5) above occurs and is continuing with respect to us, then the entire principal amount of the outstanding Notes (or other debt securities) will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

Notwithstanding the foregoing, the holders of a majority in principal amount of the Notes or other debt securities affected (all such series voting together as a single class) may, by written notice to us and to the trustee, on behalf of the holders of all such debt securities, waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)    all existing events of default, other than the nonpayment of the principal of and interest on the Notes or other debt securities that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)    the rescission would not conflict with any judgment or decree.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

The following definitions are applicable to this Description of Notes:

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of (1) the fair market value of the property (as determined in good faith by our board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the indenture.

“Consolidated Current Liabilities” means, with respect to any Person as of any date, the aggregate amount of current liabilities (excluding current maturities of long-term debt) as shown on the most recent consolidated balance sheet of such Person, prepared in accordance with GAAP.

“Consolidated Net Assets” means, with respect to any Person as of any date, Consolidated Total Assets after deduction of Consolidated Current Liabilities.

“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the most recent consolidated balance sheet of such Person, prepared in accordance with GAAP.

“Finance Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes, or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under any Finance Lease; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“Lien” means any pledge, mortgage, lien, encumbrance, or other security interest.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof or other similar entity.

“Principal Property” means (1) any manufacturing or research and development facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned by us or any Subsidiary and located within the continental United States and having a net book value which, on the date the determination as to whether a property is a Principal Property is being made, exceeds 2.0% of our Consolidated Total Assets other than any such facility or a portion thereof which our board of directors determines in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by us and our Subsidiaries as an entirety or (2) any shares of stock or Indebtedness of any Subsidiary owning a Principal Property.

“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any Principal Property that has been or is to be sold or transferred by us or such Subsidiary, as the case may be, to such Person.

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined under Rule 1-02(w)(i) and (ii) of Regulation S-X under the Exchange Act (or any successor rule).

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Book-Entry; Delivery and Form; Global Note

The Notes will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the Notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the registered global note for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the Notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of Notes take physical delivery of these Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on the Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of us, the underwriters of this offering, the trustee, the paying agent or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell Notes to persons in jurisdictions that require such delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a Business Day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day following settlement in DTC.

We expect that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Notes, DTC will exchange each global note for definitive Notes, which it will distribute to its participants.

Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters of this offering, the trustee, the paying agent or any other agent of ours or any agent of the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the Notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the registered global note that had been held by the depositary.

Any Notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the Notes shall no longer be represented by a global note and will issue Notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange involving a note in definitive form, or any exchange of a note in definitive form for a global note or vice versa, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.

Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of certificated Notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the Notes. Any notices required to be given to the holders while the Notes are global Notes will be given only to DTC (or its designee) and shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with its applicable procedures.

Concerning Our Relationship with the Trustee

The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the Notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event with respect to the Notes has occurred.

Modification and Waiver

We and the trustee may amend or modify the indenture or the Notes without the consent of any holder of Notes in order to:

•        cure ambiguities, omissions, defects, mistakes or inconsistencies;

•        make any change that would provide any additional rights or benefits to the holders of the Notes of a series;

•        provide for or add guarantors with respect to the Notes of any series;

•        secure the Notes of any series;

•        establish the form or forms of Notes of any series;

•        provide for uncertificated Notes of any series in addition to or in place of certificated Notes of the applicable series;

•        evidence and provide for the acceptance of appointment by a successor trustee;

•        provide for the assumption by our successor, if any, to our obligations to holders of any outstanding Notes of any series in compliance with the provisions of the indenture;

•        maintain the qualification of the indenture under the Trust Indenture Act;

•        conform any provision in the indenture to this “Description of Notes”; or

•        make any change that does not adversely affect the rights of any holder under the indenture or the Notes in any material respect.

Other amendments and modifications of the indenture or the Notes may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of Notes may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding Notes of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding Note affected:

•        reduce the principal amount, or extend the fixed maturity, of the Notes, alter or waive the redemption or mandatory repurchase provisions of the Notes (other than any amendment to the covenant under the heading “— Change of Control”);

•        impair the right of any holder of the Notes to receive payment of principal (including premium, if any, and amounts due upon redemption or mandatory repurchase) or interest on the Notes on and after the due dates for such principal or interest;

•        change the currency in which principal, any premium or interest is paid;

•        reduce the percentage in principal amount outstanding of Notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•        impair the right to institute suit for the enforcement of any payment on the Notes;

•        waive a payment default with respect to the Notes or any guarantee;

•        reduce the interest rate or extend the time for payment of interest on the Notes;

•        adversely affect the ranking of the Notes of any series; or

•        change a place of payment to a location outside of the contiguous United States unless set forth in the prospectus supplement or other offering document relating to such Notes.

The trustee will not be obligated to enter into any amendment or supplement that impacts its rights, duties or immunities.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•        we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) (i) is organized under the laws of the United States, Canada, Switzerland, the United Kingdom, any member of the European Union or the predecessor’s jurisdiction of organization, or any state, province or division thereof, or the District of Columbia, and (ii) such successor assumes our obligations; provided that if any successor to the Company is organized outside the United States, the supplemental indenture shall include a customary “additional amounts” provision;

•        the surviving entity will expressly assume all of our obligations under the Notes and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, which will be delivered to the trustee;

•        immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•        we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, comply with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

•        The restrictions in the third and fourth bullets shall not be applicable to:

•        the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•        the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any Notes issued thereunder.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•        either:

•        all the Notes of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation (other than any Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture); or

•        all the Notes of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense and we have irrevocably deposited or caused to be irrevocably deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of Notes to pay principal, interest and any premium;

•        we have paid or caused to be paid all other sums then due and payable under the indenture; and

•        we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding Notes of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series under the indenture, except for:

•        the rights of holders of the Notes to receive principal, interest and any premium when due;

•        our obligations with respect to the Notes concerning issuing temporary Notes, registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment for Notes payments held in trust;

•        the rights, powers, trusts, duties and immunities of the trustee; and

•        the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the Notes of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes of any series:

•        we must irrevocably have deposited or caused to be irrevocably deposited with the trustee as trust funds for the purpose of making the following payments, dedicated solely to the benefits of the holders of the Notes of a series:

•        money;

•        U.S. Government obligations; or

•        a combination of money and U.S. Government obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at the due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•        in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the beneficial owners of the Notes of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•        in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the Notes of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•        no default with respect to the outstanding Notes of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•        the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes of a series were in default within the meaning of such act;

•        the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), or any other material agreement or instrument to which we are a party or by which we are bound;

•        the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•        we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Unclaimed Funds

Subject to applicable escheatment laws, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the Notes that remain unclaimed for two years after the maturity date of such Notes will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the Notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships with the trustee and its affiliates.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

General

The following describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a Note. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as in effect on the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly on a retroactive basis. We cannot assure you that a change in law will not alter significantly the tax considerations in this summary.

This description applies to you only if you are a beneficial owner of a Note who holds the Note as a capital asset and you acquire your Note in this offering for a price equal to its issue price. The issue price of the Notes is the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This section does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the tax consequences arising under other U.S. federal tax laws (such as the estate and gift tax laws or the Medicare tax on net investment income) or the effects of any state, local or non-U.S. tax laws. This section does not describe the U.S. federal income tax consequences applicable to prospective purchasers of the Notes that are subject to special treatment, including, but not limited to, lenders under the 2028 Term Loan, taxpayers subject to any alternative minimum tax, U.S. expatriates or former long-term U.S. residents, banks or other financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, individual retirement and other tax deferred accounts, brokers and dealers in securities, traders in securities who use a mark-to-market method of tax accounting for their securities, insurance companies, tax-exempt organizations, persons holding Notes as part of a conversion, constructive sale, or other integrated transaction or a straddle or synthetic security, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or persons required to accelerate the recognition of any item of gross income for United States federal income tax purposes with respect to the Notes as a result of such item being taken into account in an applicable financial statement.

If a partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Non-U.S. partnerships also generally are subject to special tax documentation requirements.

You should consult your own tax advisor concerning the particular U.S. federal income tax and other U.S. federal tax (such as estate and gift tax) consequences to you resulting from your acquisition, ownership and disposition of a Note, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Contingent Payments

In certain circumstances (see “Description of Notes — Change of Control”), we may be obligated to pay you amounts in excess of the principal and stated interest payable on the Notes. The obligation to pay such a redemption premium may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” If the Notes were deemed to be contingent payment debt instruments, you would generally, among other things, be required to treat any gain recognized on the sale or other disposition of a Note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed in this prospectus supplement. We intend to take the position that the likelihood that such payments will be made is remote or incidental and that the Notes, therefore, are not subject to the rules governing contingent payment debt instruments. This determination will be binding on you unless you explicitly disclose on a statement attached to your timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Note that your determination is different. The Internal Revenue Service (the “IRS”), however, may take a contrary position from that described above, in which case the U.S. federal income tax consequences to you could differ materially and adversely from those described below. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

U.S. Holders

You are a “U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

•        a citizen or resident alien individual of the United States;

•        a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and under the control of one or more “United States persons” (as defined for U.S. federal income tax purposes) or (2) has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Interest.    It is expected, and accordingly the following discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes. A U.S. Holder will have ordinary interest income equal to the amount of interest paid or accrued on a Note, includable in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Dispositions.    A sale, exchange, retirement, redemption or other taxable disposition of a Note will result in capital gain or loss equal to the difference between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis for determining gain or loss generally will equal the purchase price of the Note to such U.S. Holder decreased by any payments previously received on the Note other than qualified stated interest. The gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Note exceeds one year as of the time of the disposition. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting.    Non-corporate U.S. Holders generally will be required to supply a social security number or other taxpayer identification number along with certain certifications under penalties of perjury in order to avoid backup withholding with respect to interest paid on a Note and the proceeds of a sale or other disposition of a Note. In addition, such payments generally will be subject to information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS on a timely filed U.S. federal income tax return.

Non-U.S. Holders

You are a “non-U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes, an individual, corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

Interest.    The United States generally imposes a 30% withholding tax on payments of interest to non-U.S. Holders. However, except in the circumstances described below under “Information Reporting and Backup Withholding” and “FATCA,” if you are a non-U.S. Holder, U.S. federal withholding tax will not apply to you in respect of any payment of interest on the Notes that is not effectively connected with your conduct of a trade or business in the United States if:

•        you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•        you are not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related to us (within the meaning of Section 864(d)(4) of the Code), actually or constructively, through sufficient stock ownership; and

•        you (a) provide identifying information (e.g., name and address) to us or the applicable withholding agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, under penalty of perjury, that certifies that you are not a United States person or (b) a financial institution holds the Notes on your behalf and certifies, under penalty of perjury, that it has received an IRS Form W-8BEN or an IRS Form W-8BEN-E (or appropriate substitute form or successor form), as applicable, from you and provides us with a copy.

A claim for exemption from withholding tax will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to the U.S. withholding tax at a 30% rate, unless the non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute or successor form), as applicable, claiming an exemption from or reduction in withholding under an applicable income tax treaty with the United States or (2) IRS Form W-8ECI (or appropriate successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), such non-U.S. Holder, although exempt from the 30% withholding tax, generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such holder were a “United States person” as defined under the Code. In addition, a corporate non-U.S. Holder may be subject to branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, effectively connected interest on the Notes will be included in effectively connected earnings and profits.

Dispositions.    Except in the circumstances described below under “Information Reporting and Backup Withholding” and “FATCA,” any gain realized on the disposition of a Note by a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax unless: (1) such gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder); (2) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or (3) in the case of disposition proceeds representing accrued interest, the non-U.S. Holder cannot satisfy the requirements of the complete exemption from withholding tax described above under “Non-U.S. Holders — Interest” (and the non-U.S. Holder’s U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above).

If a non-U.S. Holder’s gain is effectively connected with such non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), such non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a “United States person” as defined under the Code. If such non-U.S. Holder is a corporation, such non-U.S. Holder may also, under certain circumstances, be subject to a branch profits tax at a 30% rate (or at a lower applicable treaty rate). If a non-U.S. Holder is subject to the 183-day rule described above, such non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the Note) exceed certain capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding.    Except as described below, a non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to interest payments on a Note and payments of the proceeds from a sale or other disposition (including a redemption) of a Note made to or through a non-U.S. office of non-U.S. financial intermediaries that do not have certain enumerated connections with the United States, provided that the applicable withholding agent has received from such non-U.S. Holder a certification under penalty of perjury that it is not a “United States person” (usually by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption, and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. However, payments of interest on a Note to a non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such non-U.S. Holder, regardless of whether withholding is required. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under provisions of an applicable income tax treaty or other intergovernmental agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS on a timely filed U.S. federal income tax return.

FATCA

Sections 1471 through 1474 of the Code and the regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on interest paid on the Notes to a foreign entity unless the foreign entity:

•        is a “foreign financial institution” that (i) undertakes specified due diligence, reporting, withholding and certification obligations under FATCA or (ii) is a resident in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and complies with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules;

•        is not a “foreign financial institution” and either certifies that it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner; or

•        otherwise qualifies for an exemption from withholding under FATCA or an applicable intergovernmental agreement with the United States relating to FATCA.

While FATCA withholding otherwise also applies with respect to gross proceeds derived from the sale or other disposition of the Notes by such a foreign entity, withholding agents may rely on proposed Treasury regulations that would no longer require FATCA withholding on payments of gross proceeds (other than payments of accrued interest) of the disposition of a Note.

Under certain circumstances, a non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a U.S. federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement between us and the Representatives, each underwriter has severally, and not jointly, agreed to purchase from us the principal amount of Notes set forth opposite its name in the following table.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$120,400,000
BofA Securities, Inc.	73,100,000
Wells Fargo Securities, LLC	73,100,000
BNP Paribas Securities Corp.	30,100,000
Goldman Sachs & Co. LLC	30,100,000
HSBC Securities (USA) Inc.	30,100,000
PNC Capital Markets LLC	30,100,000
Scotia Capital (USA) Inc.	30,100,000
Deutsche Bank Securities Inc.	12,900,000
Total	$430,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

New Issue of Notes

The underwriters are offering the Notes, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters may offer and sell the Notes through certain of their affiliates.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market for the Notes after completion of the offering but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes will be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors.

Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress. Purchases to cover positions created by short sales involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain, or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Discounts and Commissions

The following table shows the per Note public offering price, underwriting discount, and proceeds before expenses to us with respect to this offering.

	Public Offering Price	Underwriting Discount	Proceeds, Before Expenses, to Us
Per Note	99.482%	0.625%	98.857%
Total	$427,772,600	$2,687,500	$425,085,100

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from such initial public offering price of up to 0.375% of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the Notes. If all the Notes are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms of the Notes. The offering of the Notes by the underwriters is subject to their receipt and acceptance of the Notes being offered and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $4.0 million.

Extended Settlement

We expect to deliver the Notes against payment for the Notes on or about November 24, 2026, which will be the ninth business day following the pricing of the Notes (such settlement cycle being referred to as “T+9”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the first business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+9, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the date of delivery hereunder should consult their advisors.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In addition, affiliates of certain of the underwriters are lenders under our 2028 Term Loan, for which they receive customary fees.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities, and/or instruments (directly, as collateral securing other obligations, or otherwise), and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Conflicts of Interest

As described in “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds of this offering, together with cash on hand, to repay the 2028 Term Loan, of which $430.0 million aggregate principal amount was outstanding as of October 2, 2026. Certain of the underwriters (or their affiliates) may be lenders under the 2028 Term Loan and may receive a portion of the proceeds from this offering. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriter would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the Notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Selling Restrictions

Other than the U.S., to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of Notes in the U.S. by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes described in this prospectus supplement and the accompanying prospectus in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out herein.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the Notes may be distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”)) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the United Kingdom (the “UK”), any investment or investment activity to which this prospectus supplement relates is available only to, and may be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the United Kingdom.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.

The above selling restriction is in addition to any other selling restrictions set out herein.

Notice to Prospective Investors in Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the Notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The Notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The Notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in South Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Latham & Watkins LLP, New York, New York will pass on certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

PROSPECTUS

ENVISTA HOLDINGS CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units

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You should read this prospectus and the applicable prospectus supplement carefully before you invest in any offered securities.

Envista Holdings Corporation, a Delaware corporation (“Envista” or the “Company”), or its selling securityholders may offer and sell the securities identified above, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities. The applicable prospectus supplement or free writing prospectus will contain the specific terms of the securities being offered thereby.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

Envista or its selling securityholders may offer and sell these securities to or through underwriters, dealers or agents or directly to one or more purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus.

Envista’s common stock, par value $0.01 per share (our “common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “NVST.” Each prospectus supplement or free writing prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is November 9, 2026.

i

ABOUT THIS PROSPECTUS

Except as otherwise indicated or unless the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Company” and “Envista” refer to Envista Holdings Corporation and its consolidated subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and sell. Each time that securities are offered, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement or free writing prospectus and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or free writing prospectus filed after this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or free writing prospectus, or incorporated by reference herein or therein. We have not authorized anyone to provide you with additional or different information, and, if you are provided with any such information, you should not rely on it. We do not take any responsibility for or provide any assurance as to the accuracy or completeness of any additional or different information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the respective dates of this prospectus and any such prospectus supplement or supplements, regardless of the time of delivery of this prospectus and any such prospectus supplement or supplements or the time of any sale of securities sold pursuant to this prospectus and such prospectus supplement or supplements.

We are not making an offer to sell, or soliciting an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement or free writing prospectus, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

THE COMPANY

Envista Holdings Corporation

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS and Kerr, united by a shared purpose: to partner with professionals to improve lives. We help our customers deliver the best possible patient care through industry-leading products, solutions and technology. Our comprehensive portfolio, including dental implants and treatment options, orthodontics and digital imaging technologies, covers a wide range of dentists’ clinical needs for diagnosing, treating and preventing dental conditions as well as improving the human smile. We further support the dental community with leading solutions in restoratives, endodontics, rotary, infection prevention and loupes. We were formed in 2018 as a wholly-owned subsidiary of Danaher Corporation and, in 2019, we completed our initial public offering and separated from Danaher Corporation.

We serve dental professionals in over 130 countries through one of the largest commercial organizations in the dental products industry and through our distribution partners. In 2025, we generated total sales of $2.7 billion, of which approximately 85% were derived from sales of consumable products, services and spare parts. Our business is operated through two segments: Specialty Products & Technologies, which is comprised of our Dental Implant Solutions and Orthodontic Solutions businesses, and Equipment & Consumables, which is comprised of our Diagnostic and Consumables Solutions businesses.

Our principal executive offices are located at 200 S. Kraemer Blvd., Building E, Brea, California 92821. The telephone number of our principal executive offices is (714) 817-7000. Our website is www.envistaco.com. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

Additional information about Envista is included in our reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation by Reference.”

Trademarks and Trade Names

Envista’s logo and its other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Envista. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that Envista will not assert, to the fullest extent under applicable law, Envista’s rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

RISK FACTORS

Our business is subject to uncertainties and risks, and investing in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. For more information, see the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” Any prospectus supplement may also include additional risks related to the securities being offered thereby. It is possible that our business, financial condition, liquidity, cash flows, results of operations, reputation and prospects could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial and these risks could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, “forward-looking statements” as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “would”, “intends”, “suggests”, “appears”, “estimates”, “projects”, “should” and similar expressions, whether in the negative or affirmative. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of the Company, including, and without limitation:

•        conditions in the U.S. and global economy;

•        the impact of inflation and increasing interest rates;

•        slower economic growth or recession;

•        international economic, political, legal, compliance and business factors;

•        the markets served by us and the financial markets;

•        the impact of our debt obligations on our operations and liquidity;

•        developments and uncertainties in trade policies and regulations, including tariffs or other impositions on imported goods;

•        contractions or growth rates and cyclicality of markets we serve;

•        risks relating to product manufacturing;

•        commodity costs and surcharges;

•        our ability to adjust purchases and manufacturing capacity to reflect market conditions;

•        reliance on sole or limited sources of supply;

•        disruptions relating to war (including supply chain disruptions), terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events;

•        security breaches or other disruptions of our information technology systems or violations of data privacy laws;

•        security breaches or other disruptions affecting our external information technology contractors, vendors or other service providers;

•        our growing use of artificial intelligence systems to automate processes and analyze data;

•        fluctuations in inventory of our distributors and customers;

•        loss of a key distributor;

•        our relationships with and the performance of our channel partners;

•        competition;

•        our ability to develop and successfully market new products and services;

•        our ability to attract, develop and retain our key personnel;

•        the potential for improper conduct by our employees, agents or business partners;

•        our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry);

•        the results of our clinical trials and perceptions thereof;

•        penalties associated with any off-label marketing of our products;

•        modifications to our products that require new marketing clearances or authorizations;

•        our ability to effectively address cost reductions and other changes in the health care industry;

•        our ability to successfully identify and consummate appropriate acquisitions and strategic investments;

•        our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions;

•        contingent liabilities relating to acquisitions, investments and divestitures;

•        our ability to adequately protect our intellectual property;

•        the impact of our restructuring activities on our ability to grow;

•        risks relating to impairment charges for our goodwill and intangible assets;

•        changes in accounting standards and subjective assumptions, estimates and judgments by management;

•        currency exchange rates;

•        changes in tax laws applicable to multinational companies;

•        litigation and other contingent liabilities including intellectual property and environmental, health and safety matters;

•        risks relating to product, service or software defects;

•        the impact of regulation on demand for our products and services;

•        labor matters; and

•        other risks and uncertainties set forth under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our other reports filed with the SEC.

You should also carefully read the factors described under “Risk Factors” and in other cautionary statements in this prospectus, any related prospectus supplement and free writing prospectus, and in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026 filed with the SEC and our other filings with the SEC that are incorporated by reference into this prospectus and any prospectus supplement that we may provide to you in connection with an offering of the securities described in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

Any forward-looking statements in this prospectus are based upon information available to the Company as of the date of this prospectus and, while believed to be true when made, may ultimately prove to be incorrect. Similarly, forward-looking statements that are incorporated by reference herein are based on information available to the Company as of the date such statements were made and while also believed to be true when made, may prove to be incorrect in the future. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus as specified in any applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, warrants, stock purchase contracts or stock purchase units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Envista files annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information filed separately with the SEC and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Envista’s filings with the SEC and any amendments to those filings are available free of charge on the Investors subpage of our website, located at https://investors.envistaco.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, unless otherwise indicated therein):

•        Envista’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•        the portions of Envista’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026, that are incorporated by reference into Part III of Envista’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•        Envista’s Quarterly Reports on Form 10-Q for the quarters ended April 3, 2026, July 3, 2026 and October 2, 2026, filed with the SEC on May 6, 2026, August 5, 2026 and November 4, 2026, respectively;

•        Envista’s Current Reports on Form 8-K filed with the SEC on May 21, 2026, June 3, 2026 and August 19, 2026 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•        the description of Envista’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on September 17, 2019, as updated by the description of Envista’s securities filed as Exhibit 4.1 to Envista’s Annual Report on Form 10-K for the year ended December 31, 2024, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in any future filings made by Envista with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and, in the case of any particular offering of securities, until such offering of securities is terminated (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

You may also obtain a copy of these filings at no cost by writing Envista at the following address:

Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Attention: Investor Relations
Telephone: (714) 817-7000

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement is available at the SEC’s website above.

We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

$430,000,000 6.250% Notes due 2033

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PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities
BNP PARIBAS	Goldman Sachs & Co. LLC	HSBC
PNC Capital Markets LLC	Scotiabank	Deutsche Bank Securities

November 10, 2026.